                                                                    Exhibit 10.2

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of this 28th day
                                          ---------
of December, 1996, by and between Erol's Internet, Inc., a Delaware corporation (the "Company") and Erol Onaran ( the "Stockholder") (collectively, "Sellers")
                                                                     -------
and Erol's Computer & TV/VCR Service, Inc., a Virginia corporation
("Purchaser").
  ---------

                                   RECITALS

         WHEREAS, the Company operates two separate business divisions that include a division which provides internet access services to the public (the "Internet Division") and a division which sells and repairs electronic devices
 -----------------
including, but not limited to, televisions, video cassette recorders and computers (the "Service Division"). The business of the Internet Division is
                ----------------
referred to in this Agreement as the "Internet Business" and the business of the
                                      -----------------
Service Division is referred to in this Agreement as the "Service Business";
                                                          ----------------

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, all of the Company's rights, title and interest in and to certain assets and properties owned, licensed and/or otherwise used by the Company in connection with the operation of its Service Division (the "Asset
                                                                           -----
Sale");
----

         WHEREAS, subsequent to the Asset Sale, Purchaser shall operate the Service Division on property owned or leased by the Company and shall utilize the services of certain services provided by the Company pursuant to the terms of a management agreement (the "Management Agreement") attached hereto as
                                --------------------
Exhibit A;

         WHEREAS, immediately following the execution of this Agreement, the Company shall sell shares of its voting common stock for certain consideration (the "Stock Proceeds") as set forth in the stock purchase agreement (the "Stock
      --------------                                                      -----
Purchase Agreement") attached hereto as Exhibit G; and
------------------

         WHEREAS, the Parties desire to provide for the terms and conditions governing the Asset Sale.

         NOW THEREFORE, in consideration of the mutual covenants in this Agreement, the parties hereto agree as follows:

     1.  THE PURCHASE ASSETS.
         -------------------

         1.1   Transfer and Delivery of Assets. On the terms and subject
               -------------------------------
to the conditions hereinafter set forth, the Company shall sell, convey, assign, transfer and deliver and Purchaser shall purchase from the Company on the "Closing Date" (as hereinafter defined), all of
 ------------
the Company's rights, title and interests in and to certain of its assets and properties, subject to any adjustments as contemplated under Section 2.2 and
Section 8.1 hereof, wherever located (collectively, the "Included Assets"),
                                                         ---------------
including, without limitation, the following:

         (a) all fixed and movable equipment, machinery, furniture, fixtures, tools, accessories, parts, leasehold and other tangible personal property owned by the Company (the "Included Equipment"), excepting the "Excluded Equipment",
                     ------------------                   ------------------
as set forth in Section 1.2(a), below;

         (b) all inventory, raw materials, finished products, work in process, parts, supplies and accessories owned by the Company (the "Included Inventory"),
                                                           ------------------
excepting the "Excluded Inventory", as set forth in Section 1.2(b), below;
               ------------------

         (c) all rights of the Company in, to and under all leases of tangible personal property and motor vehicles the costs of which have been accounted for by the Company prior to the Closing Date as expenses of the Service Division, as more fully set forth on Schedule 1.1(c) attached hereto and made a part hereof
                        ---------------
(the "Equipment Leases");
      ----------------

         (d) all rights of the Company in, to and under all distributor agreements, franchise agreements, service contracts, maintenance agreements, all contracts for the sale of inventory and all outstanding purchase orders, sales orders and written sales offers (whether accepted or unaccepted), service agreements and other contracts, agreements and commitments to which the Company is a party, individually or otherwise, to the extent that any revenue or cost thereof has been accounted for by the Company prior to the Closing Date as an item of either income or expense of Service Division, as more fully set forth on
Schedule 1.1(d) attached hereto and made a part hereof (collectively, the
---------------
"Acquired Contracts");
 ------------------

         (e) all accounts receivable and security agreements relating to accounts receivable the revenue from which has been accounted for by the Company prior to the Closing Date as income of the Service Division, the aggregate amount of which on the "Balance Sheet Date" (as defined below) is included on
                        ------------------
Schedule 1.1(e) attached hereto and made a part hereof (collectively, the "Included Receivables"), but not including any intercompany receivables between
 --------------------
the Service Division and the Internet Division or any of its affiliates;

         (f) all deposits, prepaid expenses, reimbursements from any person, claims against any person, and any notes receivable, relating, directly or indirectly, to the Service Business that are set forth on Schedule 1.1(f)
                                                          ---------------
attached hereto and made a part hereof, including a listing of the aggregate amounts thereof without reduction for any type or reserve thereto, and cash in the amount of One Thousand Dollars ($1,000.00) (collectively, the "Included
                                                                   --------
Deposits and Prepaid Expenses") (the sum of the amounts set forth on Schedules
-----------------------------
1.1(e) and 1.1(f) shall be referred to herein as the "Deposits and Receivables
                                                      ------------------------
Balance");
-------

         (g) a fully paid up, perpetual license to use the name "Erol's Computer & TV/VCR Service, Inc."; and

         (h) all files, bank accounts, books and records necessary to, and used in the conduct of, the Service Business (whether written, on magnetic tapes, on disks or other media), all business information wherever located, all patents, copyrights, inventions, trade secrets, trademarks, intellectual property licenses, all rights, licenses, permits and approvals from any governmental authority, all computer software, including, without limitation, all source code necessary to, and used in connection with, in any respect, the conduct of the Service Business, all technical know-how, drawings, plans, specifications, catalogs, price lists, advertising and promotional materials, and all other information and rights, intangible or otherwise (collectively, "Information and
                                                                ---------------
Rights"), necessary to, and used in the conduct of, the Service Business and in
------
the sale, manufacture, marketing and distribution of the products of the Service Division, as such Information and Rights are more fully described on Schedule
                                                                     --------
1.1(h) but not including any Information and Rights of the Company in connection
------
with the Internet Business. The Information and Rights described on Schedule
                                                                    --------
1.1(h) are hereinafter sometimes referred to collectively as the "Service
------                                                            -------
Business Information and Rights."
-------------------------------

     Purchaser acknowledges that the Schedules referred to in subsections (c),
(d), (e), (f), and (h) of this Section 1.1 are a listing of the respective categories of Included Assets described therein as of December 1, 1996 (the "Balance Sheet Date"), and that such Schedules will be revised as of the Closing
 ------------------
Date in accordance with the procedures set forth in Section 2.2, below. Further, Purchaser and the Company acknowledge that subsequent to the Closing Date, Purchaser or the Company may determine that the Included Assets may inadvertently include or exclude assets not contemplated by the parties to this Agreement to be included in the Included Assets and Purchaser and the Company agree that any inadvertent inclusion or exclusion shall be resolved in accordance with the procedures described in Section 2.2.

     1.2 Excluded Assets. Notwithstanding anything contained herein to the
         ---------------
contrary, the following assets are expressly excluded from the Included Assets being acquired by Purchaser hereunder:

         (a) all fixed and movable equipment, machinery, furniture, fixtures, tools, accessories, parts, leasehold and other tangible personal property owned by the Company and relating directly or indirectly to the Internet Business (the "Excluded Equipment") either (i) as listed on Schedule 1.2(a), or (ii) as
 ------------------                           ---------------
described, designated or otherwise identified by an officer of the Company in the "Photographic Record" (described below), as equipment, machinery, furniture,
     -------------------
fixtures, tools, accessories, parts, leasehold and other tangible personal property to be retained by the Company;

         (b) all inventory, raw materials, finished products, work in process, parts, supplies and accessories owned by the Company and relating directly or indirectly to the Internet Business (the "Excluded Inventory") either (i) as
                                          ------------------
listed on Schedule 1.2(b), or (ii) as described, designated or otherwise
          ---------------
identified by an officer of the Company in the Photographic Record as inventory, raw materials, finished products, work in process, parts, supplies and accessories to be retained by the Company;

         (c) all rights in, to and under all leases of tangible personal property and motor vehicles excepting those leases of tangible personal property and motor vehicles the costs of which have been accounted for by the Company prior to the Closing Date as expenses of the Service Division and are set forth on Schedule 1.1(c);
                                                         ---------------

         (d) all rights in, to and under all distributor agreements, franchise agreements, service contracts, maintenance agreements, all contracts for the sale of inventory and all outstanding purchase orders, sales orders and written sales offers (whether accepted or unaccepted), service agreements and other contracts, agreements and commitments to which the Company is a party, individually or otherwise, excluding those agreements and contracts set forth in
Schedule 1.1(d), and including any and all claims, causes of action,
---------------
counterclaims and other rights arising under the Stock Purchase Agreement;

         (e) all accounts receivable and security agreements relating to accounts receivable excepting those accounts receivable the revenue from which has been accounted for by the Company prior to the Closing Date as income of the Service Division and are included in the aggregate amount set forth on Schedule
                                                                       --------
1.1(e);
------

         (f) all deposits, prepaid expenses, reimbursements from any person, claims against any person, and any notes receivable other than as set forth on
Schedule 1.1(f) and any cash or cash equivalents in excess of One Thousand
---------------
Dollars ($1,000) including, but not limited to, the Stock Proceeds;

         (g) all right, title and interest in the name "Erol's Computer & TV/VCR Service, Inc.", excepting the fully-paid, perpetual license granted in favor of Purchaser as described in Section 1.1(g); and

         (h) all files, bank accounts, books and records (whether written, on magnetic tapes, on disks or other media), all business information wherever located, all patents, copyrights, inventions, trade secrets, trademarks, intellectual property licenses, all rights, licenses, permits and approvals from any governmental authority, all computer software, including, without limitation, all source code, all technical know-how, drawings, plans, specifications, catalogs, price lists, advertising and promotional materials, and all other information and rights, intangible or otherwise other than as described on Schedule 1.1(h); and
             ---------------

         (i) any other items of tangible and intangible personal property which is used by the Company in the conduct of the Internet Business. The assets, properties and rights which are not to be sold, transferred, conveyed and assigned to Purchaser hereunder are hereinafter sometimes collectively referred to as the "Excluded Assets".
           ---------------

     The Photographic Record (attached hereto as Exhibit B) shall be prepared by the Company within two (2) weeks prior to the Closing Date and shall consist of a record of photographic, digital photographic, or video images of any of the Excluded Equipment or any of the Excluded Inventory not included in either
Schedule 1.2(a) or Schedule 1.2(b). An officer of each of the Company and Purchaser shall certify on or before the Closing Date that subject to any adjustments contemplated in Section 2.2, to the best of their knowledge the Photographic Record includes and accurately identifies any of the Excluded Equipment and any of the

Excluded Inventory not included on Schedule 1.2(a) and Schedule 1.2(b). The Company and Purchaser hereby agree that the aggregate fair market value of the Excluded Equipment and the Excluded Inventory included in the Photographic Record, but not listed on Schedule 1.2(a) or Schedule 1.2(b) shall equal Fifty Thousand Dollars ($50,000).

     Purchaser and the Company acknowledge that subsequent to the Closing Date, Purchaser or the Company may determine that the Excluded Assets may inadvertently include or exclude assets not contemplated by the parties to this Agreement to be included in the Excluded Assets and Purchase and the Company agree that any inadvertent inclusion or exclusion shall be resolved in accordance with the procedures described in Section 2.2.

     1.3   Instruments of Conveyance. At the Closing, as hereinafter defined,
           -------------------------
the Company (to the extent necessary) shall execute and deliver to Purchaser a bill of sale in the form of Exhibit C attached hereto and made a part hereof (the "Bill of Sale").
      ------------

     1.4   Assumption of Liabilities. In consideration for the sale and the
           -------------------------
transfer of the Included Assets to Purchaser, subject to the terms and conditions hereof, Purchaser shall assume, as of the Closing Date, and agrees to timely perform and pay in accordance with the respective terms thereof, certain liabilities of the Company relating to the Service Business, including, but not limited to:

           (a) all accounts payable for which the Company has accounted for the item of expense associated therewith as an expense of the Service Division prior to the Closing Date the Aggregate amount of which on the Balance Sheet Date is set forth on Schedule 1.4(a) attached hereto and made a part hereof
             ---------------
(collectively, the "Assumed Accounts Payable"), but not including any
                    ------------------------
intercompany payables between the Service Division and the Internet Division or any of its affiliates;

           (b) all other payment obligations, relating, directly or indirectly, to the Service Business that are set forth on Schedule 1.4(b) attached hereto
                                              ---------------
and made a part hereof, including a listing of the aggregate amounts thereof without reduction for any type or reserve thereto, (collectively, the "Assumed
                                                                       -------
Other Payables") (the sum of the amounts set forth on Schedules 1.4(a) and
--------------
1.4(b) shall be referred to herein as the "Payables Balance");
                                           ----------------

     The liabilities assumed by Purchaser pursuant to this Section 1.4 are sometimes referred to herein as the "Assumed Liabilities", and the net amount of
                                     -------------------
the Deposits and Receivables Balance and the Payables Balance is sometimes referred to herein as the "Receivables/Payables Balance".
                           ----------------------------

     At the Closing, Purchaser shall execute and deliver to the Company an Assumption Agreement in the form of Exhibit D attached hereto and made a part hereof (the "Assumption Agreement") to evidence its assumption of the Assumed
             --------------------
Liabilities. In the event that the Company pays prior to the Closing Date any personal property taxes incurred in the ordinary course of business for a tax payment period ending subsequent to the Closing Date, the pro rata portion of such taxes allocable to the portion of such tax payment period following the Closing Date shall be deemed a prepaid expense and included among the Included Assets.

         Except for the Assumed Liabilities specified above, Purchaser will not assume or be deemed to assume, and will not pay, discharge, perform or otherwise be liable for, any liabilities, indebtedness or obligations of the Company of any nature whatsoever, whether fixed, contingent or otherwise and whether known or unknown, no matter how or when they may have arisen or arise, excepting, however, any liability, indebtedness, or obligation of the Company, whether fixed, contingent, or otherwise, whether known or unknown, (i) the amount of which as of September 30, 1996, is not included in of the amount of any liability category included on Schedule 2.22, and (ii) that is determined to be
                               -------------
an Assumed Liability in accordance with the procedures set forth in Section 2.22, herein.

         1.5   Delivery of Included Assets. Commencing on the Closing, and in no
               ---------------------------
event later than February 28, 1997, the Company shall deliver to Purchaser any of the Included Assets not presently located at the Service Division's business premises at 7921 Woodruff Court, Springfield, VA 22151, at the Company's' sole cost and expense.

         1.6   Employee Payroll. The Company and Purchaser agree that the
               ----------------
salaries, vacation pay and other compensation of the Service Division's employees with respect to the operations of the Service Division shall be the responsibility of the Company until the Closing Date and any such amount which is accrued and which is unpaid as of the Closing Date shall be paid by the Company to Purchaser at the Closing.

     2.  PURCHASE PRICE.
         --------------

         2.1   Consideration. The total consideration for the Included Assets
               -------------
shall include (a) the sum of Three Hundred Fifty Thousand Dollars ($350,000) payable by Purchaser to the Company in accordance with the terms of promissory note (the "Promissory Note") attached hereto as Exhibit F on which the Company
           ---------------
and the stockholder are jointly and severally liable, and (b) the assumption by Purchaser of certain of the Company's liabilities in accordance with Section 1.4 hereof (the "Consideration").
             -------------

         2.2   Closing Adjustments. Within ninety (90) days subsequent to the
               -------------------
Closing Date, the Company shall deliver to Purchaser (a) a balance sheet of the Internet Division and a supporting schedule of the Excluded Equipment the Excluded Inventory (the "Audited Excluded Equipment and Inventory") prepared in
                         ----------------------------------------
reasonable detail and in accordance with generally accepted accounting principles ("GAAP") and audited and certified by an independent certified public
             ----
accountant (the "Auditor") selected by the Company, but subject to the
                 -------
reasonable satisfaction of Purchaser and (b) a schedule setting forth in reasonable detail the balance on the Closing Date of the Included Receivables, the Included Deposits and Prepaid Expenses, and the Assumed Payables, and the net amount of such accounts (the "Final Receivables/Payables Balance") such
                                  ----------------------------------
amount being certified by the Company's chief financial officer as materially accurate as of the Closing Date (collectively, the "Financial Information").
                                                    ---------------------

         If any items of personal property exist that are included only in either (i) the Excluded Equipment or the Excluded Inventory or (ii) the Audited Excluded Equipment and

Inventory, and the aggregate net fair market value of such items of personal property (as determined by the Auditor) exceed the sum of Ten Thousand Dollars ($10,000) in favor of either the Company or Purchaser, then the aggregate net fair market value of such items of personal property in favor of Purchaser or the Company shall be referred to herein as the "Equipment and Inventory
                                                -----------------------
Difference".
----------

         Any difference between the Receivables/Payables Balance and the Final Receivables/Payables Balance shall be referred to herein as the
"Receivables/Payables Difference".
 -------------------------------

         If the aggregate of the Equipment and Inventory Difference and the Receivables/Payables Difference exceeds the sum of Fifty Thousand Dollars ($50,000) (the "Payment Amount") in favor of either Purchaser or the Company
                --------------
(the "Recipient"), then, within ninety (90) days of Purchaser's receipt of the
      ---------
Financial Information, the other party (the "Payor") shall pay the Recipient the
                                             -----
Payment Amount either in cash or, in the discretion of the Payor, by transferring of any item of personal property the fair market value of which is included in the Inventory and Equipment Difference to the Recipient. The Payor's transfer of such item of personal property shall be treated as a payment of cash to the Recipient to the extent of the fair market value thereof as determined by the Auditor for purposes of computing the Equipment and Inventory Difference. In lieu of receiving the Payment Amount, the Recipient may elect to offset, to the extent of the Payment Amount, any obligation in whole or in part that it may have to the Payor either under this Agreement or any other agreement (the "Offset Right"). The Recipient may exercise its Offset Right by providing the
 ------------
Payor written notice of its election thereof prior to the date on which the Recipient receives full payment of the Payment Amount.

         If, within one hundred eighty (180) days subsequent to the Closing Date, either the Company or Purchaser discover that any asset or liability (other than the categories of assets and liabilities addressed in the procedures set forth above in this Section 2.2) was inadvertently included in or excluded from the Included Assets or Assumed liabilities, then such party shall promptly notify the other party of such discovery and the Company shall promptly request that the Auditor determine from its examination of the records of the Service Division whether such asset or liability in question shall be included or excluded from the Included Assets or the Assumed Liabilities because the Company predominantly accounted for either such item or any income or expense associated with such item produced by such item on the books and records of the Service Division prior to the Closing Date. If the Auditor determines that any of such assets or liabilities were inadvertently included in or excluded from the Included Assets or the Assumed Liabilities, then, in accordance with Section
10.1 hereof, the Company and Purchaser shall take all actions necessary to secure the transfer or assumption of any such asset or liability. The determination of the Auditor shall be binding on both the Company and Purchaser and shall not be subject to a right of appeal.

         2.3   Allocation of Purchase Price. The total amount of the
               ----------------------------
Consideration shall be allocated among the Included Assets as set forth on Exhibit E attached hereto and made a part hereof. The Company and Purchaser agree to report the sale and purchase of the Included Assets in accordance with the allocations set forth on Exhibit E for all Federal, state and local tax purposes. The Company and Purchaser further agree to cooperate with each other and to report consistently in the filing of any information returns which may be required to be filed with any Federal, State or local taxing authority in connection with the transactions contemplated by this Agreement.

     3.  CLOSING.
         -------

         3.1   The Closing. The Closing of the transactions contemplated by this
               -----------
Agreement (the "Closing") shall take place, subject to the satisfaction of and
                -------
waiver of all conditions set forth in Sections 6 and 7 hereof, at the offices of Purchaser at 7921 Woodruff Court, Springfield, VA 22151, at 9 a.m. on December 28, 1996 (the "Closing Date"), or at such other time or place as the parties may
               ------------
agree in writing.

         3.2   Closing Deliveries. At the Closing, the Company shall deliver to
               ------------------
Purchaser the Bill of Sale and such other title documents and other instruments of conveyance, in form and substance reasonably satisfactory to Purchaser and its counsel, as may be necessary or appropriate to effectively convey, transfer and assign the Included Assets to Purchaser. Purchaser shall execute the Assumption Agreement with respect to the Assumed Liabilities and such other documents in form and substance reasonably satisfactory to the Company and its counsel as may be necessary and appropriate for Purchaser to effectively assume the Assumed Liabilities. the Company and Purchaser further agree that they will, from time to time following the Closing, upon the reasonable request of the other, execute such additional instruments of conveyance, transfer, assignment and assumption and take such other actions as Purchaser and the Company, as the case may be, may reasonable request to render effective the conveyance, transfer and assignment of the Included Assets to Purchaser and the assumption of the Assumed Liabilities by Purchaser.

     4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.
         -------------------------------------------

         Purchaser represents and warrants to the Company that as of the date hereof:

         4.1   Organization and Powers of Purchaser. Purchaser is a corporation
               ------------------------------------
duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         4.2   Validity and Enforceability. This Agreement constitutes a valid
               ---------------------------
and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). All corporate actions necessary to the consummation of the transactions contemplated herein have been taken by Purchaser and no further corporate or other action is necessary by Purchaser or any of its affiliates to empower Purchaser to carry out and perform its obligations hereunder.

     5.  REPRESENTATIONS AND WARRANTIES OF SELLERS.
         -----------------------------------------

         The Company and the Stockholder represent and warrant to Purchaser that as of the date hereof that:

         5.1   Organization and Powers of the Company. The Company is a
               --------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, is duly qualified to do business in all states in which any of the Included Assets are located where the failure to so qualify would have a material adverse effect on the Company's ability to own, possess or enjoy the use of the Included Assets, and has all requisite corporate power and authority to conduct the Service Business as presently conducted and to own, possess or enjoy the use of the Included Assets.

         5.2   Agreements and Consents. The execution, delivery, and performance
               -----------------------
of this Agreement by the Company will not violate, effect acceleration of, or result in termination, cancellation, or modification of any material agreement, indenture, instrument, lease, contract, or other undertaking to which the Company or any of its affiliates is a party or by which any of them or their Included Assets are bound or require the consent, authorization or approval of any third party.

         5.3   Compliance with Law. No consent, approval, permit, license, or
               -------------------
authorization of any governmental body is required in connection with the execution, delivery, and performance of this Agreement by the Company. No litigation, claims, administrative proceedings or other proceedings or governmental investigations are pending, or to the best of the Company's knowledge threatened, which would prevent or delay the execution, delivery or performance of this Agreement by the Company.

         5.4   Books and Records. The Company has made and will make available
               -----------------
for inspection by Purchaser all the books of account, relating to the Service Business.

         5.5   Included Assets and Assumed Liabilities. Schedules 1.1(c) - (h)
               ---------------------------------------  ----------------------
set forth all material Included Assets, excluding Included Equipment and Included Inventory.

               (a) The Company has good and valid title to all of the Included Assets and, except as noted on Schedules 1.1(c) - (h) and Schedules 1.4(a) and
                               ----------------------     --------------------
1.4(b), such assets are free and clear of all encumbrances of any type
------
whatsoever. The Company owns, has valid leasehold interests in, valid licenses for or valid contractual rights pursuant to contracts to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of the Service Business.

               (b) All of the Included Assets are in good working order, normal wear and tear excepted, are being used for or are useful in the Service Business at its present level of activity, are in an operating condition sufficient to conduct the Service Business as it is now being conducted.

               (c) Schedule 1.4(a) and Schedule 1.4(b) set forth the Assumed
                   -----------------------------------
Liabilities that Purchaser shall assume at the Closing. The Company and Purchaser will take all reasonable actions necessary to insure the transfer of such assumed obligations to Purchaser.

         5.6   No Obligations. Schedule 1.1(c) - (h) and Schedules 1.4(a) and
               --------------  ---------------------     --------------------
1.4(b) set forth all liabilities and obligations to which the Included Assets
------
are subject at the Closing, the Company shall convey all of the Included Assets to Purchaser in a manner that in form and substance is satisfactory to Purchaser, conveying good and marketable title, except as listed on Schedules
                                                                    ---------
1.1(a) - (h), 1.4(a) and 1.4(b), free and clear of all pledges, liens, charges,
--------------------     ------
encumbrances, easements, defects, security interests, claims, options and restrictions of every kind. The Company shall pay all fees, costs and expenses relating to the conveyance of the Included Assets to Purchaser, including but not limited to the execution, delivery and recording thereof, any documentary stamps, and any real property gains, transfer and conveyance taxes and fees. The Company and Purchaser shall cooperate to prepare and file all required documents and filings with the applicable authorities.

         5.7   Insurance. All insurance policies insuring the Service Division
               ---------
are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and all agreements relating to the Service Business to which the Company is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the Service Business; will remain in full force and effect through the Closing Date without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         5.8   Validity and Enforceability. This Agreement constitutes a valid
               ---------------------------
and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). All corporate actions necessary to the consummation of the transactions contemplated herein have been taken by the Company and no further corporate or other action is necessary by the Company or any of its affiliates to empower the Company to carry out and perform its obligations hereunder.

         5.9   No Brokers. Neither the Company nor any of its affiliates has
               ----------
employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, nor has any of them taken any action which would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

     6.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.
         -----------------------------------------------

     Purchaser need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled:

         6.1   Conditions Precedent to Payment of Purchase Price by Purchaser.
               --------------------------------------------------------------
The obligation of Purchaser to deliver the Promissory Note to the Company or to assume any liability hereunder shall be subject to the delivery by the Company, on or prior to the date any such payment is due, of the following in form and substance reasonably satisfactory to Purchaser as shall be effective to vest in Purchaser all of the Company's rights in and under the Included Assets as provided for in this Agreement:

               (a) the Bill of Sale transferring the Included Assets to Purchaser, and such other similar instruments of conveyance, transfer and assignment as may be necessary to convey to Purchaser good and marketable title to all personal property included in the Included Assets;

               (b) certified copies of resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the sale and transfer of the Included Assets to Purchaser; and

               (c) such assignments, transfers, consents and other documents as Purchaser may reasonably request to vest in Purchaser all right, title and interest in the Included Assets intended to be assigned and transferred to Purchaser pursuant to this Agreement.

         6.2   Representations and Warranties. Except as otherwise contemplated
               ------------------------------
or permitted by this Agreement, (a) the representations and warranties of the Sellers contained in this Agreement or in any certificate or document delivered to Purchaser pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all respects and (b) the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date.

         6.3   No Actions. No action, suit, or proceeding before any court of
               ----------
governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Purchaser, the Company or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

         6.4   Consents. All consents of third parties, including, without
               --------
limitation, governmental authorities and non-governmental self-regulatory agencies, and all filings with and notifications of governmental authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the Service Business, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the Service Business by Purchaser in substantially the same manner after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected.

         6.5   Satisfactory Investigation. Purchaser shall have satisfactorily
               --------------------------
completed its investigation of the business, assets and financial condition of the Service Business in connection with the transactions contemplated hereby and shall have been satisfied with such results. Purchaser shall have satisfactorily completed its investigation of any event or condition arising or discovered after the date of this Agreement that could reasonably be expected to result in a failure of any of Purchaser's conditions hereunder to be fulfilled.

     7.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.
         --------------------------------------------

         The obligation of the Sellers to close this transaction and all of the obligations of the Company to be discharged prior to the Closing Date and at the Closing shall be subject to the fulfillment (or waiver by the Sellers), prior to or at the Closing, of each of the following conditions:

         7.1   Purchaser Compliance. Purchaser shall have complied with and
               --------------------
performed in all material respects all the terms, covenants, and conditions of this Agreement to be complied with and performed by it by the time of the Closing, and all of the representations and warranties made by Purchaser under this Agreement shall be true and correct in all material respects on and as of the Closing Date.

         7.2   Assumption Agreement. Purchaser shall have executed and delivered
               --------------------
to the Company an Assumption Agreement in the form of Exhibit D attached hereto and made a part hereof to evidence its assumption of the Assumed Liabilities.

         7.3   No Suits or Actions. No suit, action or other proceeding shall
               -------------------
have been instituted (which shall not have been resolved or dismissed) to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated by this Agreement.

         7.4   Management Agreement. Purchaser shall have executed a Management
               --------------------
Agreement in the form of Exhibit A attached hereto and made a part hereof.

         7.5   Promissory Note. The Stockholder and Purchaser shall have
               ---------------
executed and delivered to the Company the Promissory Note in favor of the Company and in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) in the form of Exhibit F attached hereto and made a part hereof.

     8.  CERTAIN COVENANTS AND AGREEMENTS BETWEEN SELLER AND PURCHASER.
         -------------------------------------------------------------

         8.1   Conduct of the Company's Business Before Closing. During the
               ------------------------------------------------
period from the date of this Agreement to the Closing, the Company covenants with respect to the Service Business (a) to carry on the Service Business in the ordinary and usual course, subject to changes consistent with this Agreement,
(b) to continue its normal policies and procedures regarding suppliers of goods and services to the business and sales to customers, to maintain all equipment in as good working order and condition as it was on the date of this Agreement, normal wear and tear excepted, (c) to perform all obligations of the Service Business under all contracts to which it is a party or by which it is bound, maintain all insurance policies, and (d) to use reasonable efforts to preserve the goodwill of all of the Service Business customers and suppliers, provided that the Company's obligations hereunder shall only apply to the extent it would otherwise adversely affect Purchaser's title to the Included Assets or Purchaser's ability to conduct business after Closing. Other than in the ordinary course of business, during the period from the date of this Agreement to the Closing, the Company shall not with respect to the Service division make any purchases, sell any assets, enter into any agreements, or create or assume any additional liabilities.

         8.2   Access to Records. After Purchaser has entered into this
               -----------------
Agreement, the Company shall permit Purchaser and Purchaser's agents access to the Company's premises during normal business hours, and shall permit Purchaser and Purchaser's agents to review the records of the Service Division and to inspect any assets included in the Included Assets at reasonable times upon request, upon reasonable advance notice, and to copy such records at Purchaser's expense.

         8.3   Certain Post Closing Matters. Sellers and Purchaser agree that
               ----------------------------
the Shareholder shall be solely responsible for any and all claims or causes of action ("Claims") arising under this Agreement in favor of Purchaser excluding
(i) any and all adjustments to the Purchase Price pursuant to Section 2.2, (ii) the resolution of the inadvertent exclusion or inclusion of either any assets as Included Assets or any liabilities as Assumed Liabilities pursuant to Section 2.2, or any post closing adjustments pursuant to Section 10.3, and that Purchaser shall look solely to the Shareholder for satisfaction of such claims and causes of action. The Shareholder agrees to hold harmless and indemnify the Company for any of the Claims, together with any associated costs, expenses, and attorney's fees.

     9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
         ------------------------------------------

         With the exception of the maintenance of records pursuant to Section
11.1 hereof, all covenants, agreements, representations, warranties and conditions of closing contained in this Agreement and intended to be made or performed at or prior to Closing shall terminate as of the Closing Date, excepting that Purchaser's representations and warranties shall survive for a period of two (2) years subsequent to closing.

     10. POST-CLOSING MATTERS.
         --------------------

         10.1  Further Assurances. From time to time after the Closing, upon
               ------------------
request, the Company and Purchaser shall without further consideration execute, deliver, and acknowledge all such further instruments of transfer, conveyance and assumption as Purchaser or the Company may reasonably require more effectively to evidence the transfer of all the Company's right, title and interest in and to the Included Assets in Purchaser and Purchaser's assumption of liabilities and obligations in accordance with this Agreement. The Company shall use its best efforts to obtain all consents, authorizations, and approvals of third parties required to consummate the transactions contemplated by this Agreement. If the consent of a third party is material to the transfer or assignment of the Company's right, title, or interest in or to any lease, contract, agreement or other instrument, and such consent has not been obtained prior to Closing, the parties agree that although such transfers or assignments shall be effective as of the Closing Date, they shall be conditional upon obtaining such third-party consents.

         10.2  Expenses. Except as specifically provided elsewhere in this
               --------
Agreement, each party shall bear costs incurred by it in connection with the analysis, negotiation, completion, and performance of this Agreement, including, but not limited to, fees of attorneys, consultants, accountants, actuaries, or other agents.

         10.3  Adjustments. All expenses relating to the ownership, operation,
               -----------
and enjoyment of the Included Assets shall be prorated by the Company and Purchaser as of 9:00 a.m., Washington, D.C. local time, on the Closing Date, except as otherwise specifically provided in this Agreement, as follows:

         Adjustments shall be made in Purchaser's favor for: (a) proceeds received by the Company prior to or after the Closing Date attributable to the Service Division that are, in accordance with GAAP, attributable to the period after the Closing Date and that are not otherwise delivered by the Company to Purchaser; and (b) an amount equal to all accounts receivable relating to the Service Division arising or accruing with respect to Purchaser's ownership, use and enjoyment of the Included Assets after 9:00 a.m. on the Closing Date, which are paid to the Company.

         Adjustments shall be made in the Company's favor for: (a) proceeds received by Purchaser prior to or after the Closing Date attributable to the Service Division and that are, in accordance with GAAP, attributable to the period before the Closing Date and that are not otherwise paid to the Company by Purchaser; and (b) an amount equal to all accounts receivable relating to the Included Assets arising or accruing with respect to the Company's ownership, use and enjoyment of the Included Assets before 9:00 a.m. on the Closing Date, which are paid to Purchaser .

         10.4  Time of Payment. Any amount due to the Company or Purchaser
               ---------------
pursuant to Section 10.3 shall be paid within ninety (90) days of the Closing Date, in which case such amounts shall be paid promptly upon determination or calculation.

     11. MISCELLANEOUS MATTERS.
         ---------------------

         11.1  Records. Purchaser agrees to maintain the files and records of
               -------
the Company which are acquired pursuant to this Agreement until the fourth anniversary of the Closing Date (or for such longer period of time as the Company shall advise Purchaser is necessary in order to have records available with respect to open years for tax audit purposes), or, if any of such records pertain to any claim or dispute pending at such fourth anniversary date, Purchaser shall maintain any of such records designated by the Company until such claim or dispute is finally resolved and the time for all appeals has been exhausted.

         11.2  Succession. Purchaser may assign all or any part of its interest
               ----------
in this Agreement to any of its affiliates, provided, however, that Purchaser shall continue to be bound by the terms and conditions of this Agreement unless the Company otherwise agrees. Otherwise, neither party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

         11.3  Amendment. This Agreement may only be amended by an instrument in
               ---------
writing executed by Purchaser and the Company.


         11.4  Section Headings. Section headings contained in this Agreement
               ----------------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.5  Governing Law. This Agreement shall be interpreted and construed
               -------------
under and in accordance with the law of Delaware applicable to contracts made and to be performed in the State of Delaware, without giving effect to its conflicts of laws provisions, and without regard to its place of execution or its place of performance. The parties irrevocably consent and agree to the exclusive jurisdiction of the Circuit Court for Fairfax County or the United States District Court for the Eastern District of Virginia and to service of process for it and on its behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby. Each party waives all rights to a trial by jury in any suit, action or proceeding hereunder.

         11.6  Waiver. Any of the terms or conditions of this Agreement may be
               ------
waived at any time and from time to time, in writing, by such parties as are entitled to the benefit of such terms or conditions; provided, however, that except as otherwise specifically provided in this Agreement, no failure or delay on the part of either party in exercising any of their respective rights hereunder upon any failure by the other party to perform or observe any condition, covenant, or provision herein contained shall operate as a waiver thereof, nor shall any single or partial exercise of any of such rights preclude any other or further exercise thereof or the exercise of any other right hereunder. No waiver or release of any of the terms, conditions, or provisions of this Agreement shall be valid or asserted or relied upon by either party hereto or offered in any judicial proceeding or otherwise, unless the same is in writing, duly executed by both parties.

         11.7  Notices. All notices, requests, demands, and other communications
               -------
given by Purchaser or the Company shall be in writing and shall be deemed to have been duly given when received at the following addresses:

         If to Purchaser, to:

         Erol's Computer & TV/VCR Service, Inc.
         Attention: Orhan Onaran
         7921 Woodruff Court
         Springfield, VA  22151

         If to the Company, to:
         Erol's Internet, Inc.
         Attention: Dennis J. Spina
         7921 Woodruff Court
         Springfield, VA  22151

         If to the Stockholder, to:

         Erol Onaran
         7921 Woodruff Court
         Springfield, VA  22151

     or to such other address as Purchaser, the Stockholder, or the Company may designate by written notice.

         11.8  Attorneys' Fees. If suit or action is filed by either party to
               ---------------
enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in investigation of related matters and in preparation for and prosecution of such suit or action as fixed by the trial court, and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court.

         11.9  Counterparts. This Agreement may be (but shall not be required to
               ------------
be) executed in counterparts notwithstanding that all parties are not signatories to the same counterpart. Copies containing the signature of all parties, whether or not in counterparts, shall be delivered to both Purchaser and the Company.

         11.10 Severability. In the event that any one or more of the
               ------------
provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         11.11   Conditions and Documents. All parties shall use their best
                 ------------------------
efforts to satisfy the conditions to Closing and otherwise consummate the transactions contemplated by this Agreement, including the execution of such documents as may be reasonably necessary or desirable to effectuate the purposes of this Agreement.

         11.12   Entire Agreement. This Agreement and the Schedules and Exhibits
                 ----------------
hereto constitute the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

         11.13   Affiliates. As used in this Agreement, the term "affiliate"
                 ----------
shall have the same meaning ascribed to it in the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         11.14   Termination. In the event that the Closing shall not have
                 -----------
occurred on or prior to December 31, 1996, this Agreement shall automatically terminate unless extended by the parties hereto in writing; provided, however,
                                                            -----------------
that in the event Closing shall not have occurred on or prior to such date due to either party's failure to satisfy a condition of Closing (other than assumption of the Assumed Liabilities by Purchaser), and such party shall have given the other party hereto reasonable assurances that all such conditions will be satisfied within a reasonable period of time thereafter, not to exceed 30 days, then the termination date of this Agreement shall be automatically extended for such 30 days.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                          EROL'S INTERNET, INC.

Attest:


/s/ Margaret A. Chittal                   By: /s/ Dennis J. Spina
-------------------------------               ---------------------------------
Secretary                                     Dennis J. Spina, President


Attest:                                   EROL'S COMPUTER & TV/VCR SERVICE, INC.


/s/ Margaret A. Chittal                   By: /s/ Orhan Onaran
-------------------------------               ---------------------------------
Secretary                                     Orhan Onaran, President



                                              /s/ Erol Onaran
                                              ---------------------------------
                                              EROL ONARAN

                                   Exhibit A
                                   ---------

                             Management Agreement
                               See Exhibit 10.1

                                   Exhibit C
                                   ---------

                                 BILL OF SALE
                                 ------------

         THIS BILL OF SALE ("Bill of Sale") is dated as of this 28th day of December, 1996 by and among Erol's Internet, Inc., a Delaware corporation and Erol Onaran, ("Sellers")and Erol's Computer & TV/VCR Service, Inc., a Virginia corporation ("Purchaser").

         1.   Capitalized Terms. Capitalized terms not otherwise defined herein
              -----------------
shall have the respective meanings ascribed to such terms in that certain Asset Purchase Agreement dated as of the 28th day of December, 1996 by and among Sellers and Purchaser (the "Asset Purchase Agreement").

         2.   Sale of Assets. Pursuant to the provisions of the Asset Purchase
              --------------
Agreement, Sellers hereby sell, assign, transfer, grant, and convey to the Purchaser all their right, title and interest in the Included Assets.

         3.   Further Assurances. From time to time after this date, at the
              ------------------
Purchaser's reasonable request and at no expense to the Sellers, the Sellers agree to execute and deliver such other instruments of conveyance and transfer and take such other actions as may be reasonably required to more effectively transfer and assign to the Purchaser any of the Included Assets, including the delivery to the Purchaser of any consents to assignments or governmental or other approvals which have not been obtained as of this date pursuant to the Asset Purchase Agreement.

         4.   Applicable Law. The validity of this Agreement, its interpretation
              --------------
and construction shall be governed by the laws of the State of Delaware, without regard to principles of conflict of laws. The parties irrevocably consent and agree to the exclusive jurisdiction of the Circuit Court for Fairfax County or the United States District Court for the Eastern District of Virginia and to service of process for it and on its behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby. Each party waives all rights to a trial by jury in any suit, action or proceeding hereunder.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale on the date first above written.

WITNESS/ATTEST:                          EROL'S COMPUTER & TV/VCR SERVICE, INC.


                                         By:                              (SEAL)
                                            ------------------------------
                                            Orhan Onaran, President


WITNESS/ATTEST:                          EROL'S INTERNET, INC.


                                         By:                              (SEAL)
                                            ------------------------------
                                            Dennis J. Spina, President

                                   Exhibit D
                                   ---------

                             ASSUMPTION AGREEMENT
                             --------------------

         THIS ASSUMPTION AGREEMENT ("Assumption") is dated as of this 28th day of December, 1996 by Erol's Computer & TV/VCR Service, Inc., a Virginia corporation ("Purchaser") and Erol's Internet, Inc., a Delaware Corporation and Erol Onaran ("Sellers").

         1.   Capitalized Terms. Capitalized terms not otherwise defined herein
              -----------------
shall have the respective meanings ascribed to such terms in that certain Asset Purchase Agreement dated as of the 28th day of December, 1996 by and among Sellers and Purchaser (the "Asset Purchase Agreement").

         2.   Assumption of Assumed Liabilities.
              ---------------------------------

              (i) Pursuant to the provisions of the Asset Purchase Agreement, Purchaser hereby assumes and agrees to timely perform and discharge the Assumed Liabilities in accordance with the respective terms thereof.

              (ii) Except for the Assumed Liabilities, Purchaser does not assume and shall not be deemed to assume, and shall not pay, discharge, perform or otherwise be liable for, any liabilities, indebtedness or obligations of Seller of any nature whatsoever, whether fixed, contingent or otherwise, whether known or unknown, no matter how or when they may have arisen or arise. Seller shall remain liable for and shall perform, pay, discharge and satisfy in accordance with their respective terms all of its liabilities, indebtedness and obligations of any nature whatsoever relating to the Service Division or the conduct of the Service Business, other than the Assumed Liabilities.

              (iii) Purchaser agrees to indemnify and hold harmless Sellers from and against any liabilities and expenses (including attorneys' fees and expenses) relating to the Assumed Liabilities.

         3.   Asset Purchase Agreement. This Assumption does not, nor shall it
              ------------------------
be deemed to, supersede, supplant, extinguish or merge any of the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement.

         4.   Binding Agreement. This Assumption shall be binding upon
              -----------------
Purchaser, and shall inure to the benefit of Seller, and their respective successors and assigns.

         5.   Applicable Law. The validity of this Agreement, its interpretation
              --------------
and construction shall be governed by the laws of the State of Delaware, without regard to principles of conflict of laws. The parties irrevocably consent and agree to the exclusive jurisdiction of the Circuit Court for Fairfax County or the United States District Court for the Eastern District of Virginia and to service of process for it and on its behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby. Each party waives all rights to a trial by jury in any suit, action or proceeding hereunder.

         IN WITNESS WHEREOF, the undersigned have caused this Assumption to be executed as of the day and year first above written.


WITNESS/ATTEST:                          EROL'S COMPUTER & TV/VCR SERVICE, INC.


                                         By:                              (SEAL)
----------------------------                ------------------------------
                                            Orhan Onaran, President


WITNESS/ATTEST:                          EROL'S INTERNET, INC.



                                         By:                              (SEAL)
----------------------------                ------------------------------
                                            Dennis Spina, President


WITNESS:


                                                                          (SEAL)
----------------------------                ------------------------------
                                            Erol Onaran

                                   Exhibit F
                                   ---------

                                Promissory Note
                               See Exhibit 10.3

                                   Exhibit G
                                   ---------

Stock Purchase Agreement by and among Erol's Internet, Inc., Erol Onaran, Dennis
      J. Spina, and Gold & Appel Transfer, S.A., dated December 28, 1996
                               See Exhibit 10.4